Exhibit 32.2
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of American Airlines, Inc. (the “Company”) for the year ended December 31, 2018 (the “Report”), W. Douglas Parker, as Chief Executive Officer of the Company, and Derek J. Kerr, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Douglas Parker
Name: W. Douglas Parker
Title: Chief Executive Officer
Date: February 25, 2019

/s/ Derek J. Kerr
Name: Derek J. Kerr
Title: Executive Vice President and Chief Financial Officer
Date: February 25, 2019

This certification is being furnished to accompany the Report pursuant to 18 U.S.C. § 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.